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                                                                     EXHIBIT 4.2

                  DECLARATION OF TRUST, dated as of August 19, 1999, between Seitel, Inc., a Delaware corporation, as Sponsor (the "Sponsor"), and The First National Bank of Chicago, not in its individual capacity but solely as trustee (the "Property Trustee"), Bank One Delaware, Inc., not in its individual capacity but solely as trustee (the "Delaware Trustee"), and Debra D. Valice, not in her individual capacity but solely as trustee (the Property Trustee, the Delaware Trustee and such individual as trustee, collectively the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

                  1. The Delaware business trust created hereby shall be known as "Seitel Capital Trust I" (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trust hereby acknowledges receipt of such amount from the Sponsor, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del.Code Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in the form attached hereto in accordance with the provisions of the Business Trust Act. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing preferred securities representing undivided beneficial interests in the assets of the Trust ("Preferred Securities") in exchange for cash and investing the proceeds thereof in junior subordinated debentures of the Sponsor, (ii) issuing and selling common securities representing an undivided beneficial interest in the assets of the Trust ("Common Securities") to the Sponsor in exchange for cash and investing the proceeds thereof in additional junior subordinated debentures of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

                  3. The Sponsor and the Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the Securities Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

                  4. The Sponsor, as the sponsor of the Trust, is hereby authorized (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 or on such other form or forms as may be appropriate, including without limitation any registration statement of the type contemplated by Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act") (any such registration statement, whether on Form S-3, another form or under Rule 462(b) being referred to herein as the "Securities Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of the Preferred Securities and certain other securities of the Sponsor and (b) if the Sponsor shall deem it desirable, a Registration Statement on Form 8-A (the "Exchange Act Registration



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Statement") (including all pre-effective and post-effective amendments thereto)
relating to the registration of the Preferred Securities under Section 12 of the Securities Exchange Act of 1934, as amended; (ii) if the Sponsor shall deem it desirable, to prepare and file with New York Stock Exchange, Inc. or any other exchange or over-the-counter market (collectively, the "Exchanges") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any Exchange; (iii) to prepare and file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to negotiate the terms of and execute on behalf of the Trust an underwriting or other purchase agreement among the Trust, the Sponsor and any underwriter(s), dealer(s) or agent(s) relating to the Preferred Securities, as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (v) to execute and deliver on behalf of the Trust letters or documents to, or instruments for filing with, a depositary relating to the Preferred Securities. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, any Exchange, the National Association of Securities Dealers, Inc. or state securities or blue sky laws, to be executed on behalf of the Trust by a Trustee, any natural person appointed pursuant to Section 6 hereof, in his or her capacity as trustee of the Trust, and the Sponsor are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

                  5. This Declaration of Trust may be executed in one or more counterparts.

                  6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor that may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3); and provided further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and meets other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days' prior notice to the Sponsor.

                  7. The Trust may be dissolved and terminated before the issuance of any Preferred Securities at the election of the Sponsor.

                  8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles.

                  9. Bank One Delaware, Inc., in its capacity as Trustee hereunder, shall not have any of the powers or duties of the trustees set forth herein, except as required under the Business Trust Act, and shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of
Section 3807(a) of the Business Trust Act.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Declaration of Trust to be duly executed as of the day and year first above written.

                                      SEITEL, INC.
                                      as Sponsor


                                      By:     /s/ DEBRA D. VALICE
                                          -------------------------------------
                                          Name:  Debra D. Valice
                                          Title: Chief Financial Officer

                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                      not in its individual capacity but solely as Property Trustee


                                      By:    /s/ DIANE SWANSON
                                          -------------------------------------
                                          Name: Diane Swanson
                                          Title: Assistant Vice President

                                      BANK ONE DELAWARE, INC.,
                                      not in its individual capacity but solely as Delaware Trustee


                                      By:    /s/ SANDRA L. CARUBA
                                          -------------------------------------
                                          Name: Sandie Caruba
                                          Title: Vice President

                                      DEBRA D. VALICE,
                                      not in her individual capacity but solely as Trustee



                                      /s/ DEBRA D. VALICE
                                      -----------------------------------------




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